Registration No. 33 -_____




                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D. C. 20549
                    ____________________________________

                                  FORM S-8

                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933
                         __________________________

                   OLD REPUBLIC INTERNATIONAL CORPORATION
           (Exact name of registrant as specified in its charter)


                                  Delware
       (State or other jurisdiction of incorporation or organization)

                                 36-2678171
                    (I.R.S. Employer Identification No.)

                         307 North Michigan Avenue
                          Chicago, Illinois 60601
                  (Address of Principal Executive Offices)

              GREAT WEST CASUALTY COMPANY PROFIT SHARING PLAN
                          (Full title of the plan)
                  _______________________________________

                                A. C. Zucaro
                   Old Republic International Corporation
                         307 North Michigan Avenue
                          Chicago, Illinois 60601
                  (Name and address of agent for service)

                               (312) 346-8100
       (Telephone number, including area code, of agent for service)
                  _______________________________________

                                  copy to:

                             Spencer LeRoy III
            Senior Vice President, Secretary and General Counsel
                   Old Republic International Corporation
                         307 North Michigan Avenue
                          Chicago, Illinois 60601

                     An Exhibit Index Appears on Page 8


                      CALCULATION OF REGISTRATION FEE

__________________________________________________________________

Title of       Amount      Proposed      Proposed      Amount
Securities     to be       Maximum       Maximum       of
to be          Registered  Offering      Aggregate     Registration
Registered     (1)         Price Per     Offering      Fee
                           Share (2)     Price (2)
__________________________________________________________________

Common       23,983.358    $22.4375      $538,126.60   $185.56
Stock, par
value $1.00
per share

_________________________________________________________________

     (1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, the number of shares of the issuer's Common Stock registered hereunder will be adjusted in the event of stock splits, stock dividends or similar transactions.

     (2) Estimated solely for the purpose of computing the registration fee based upon the average of the high and low prices of the Common Stock as reported by the New York Stock Exchange on January 24, 1994.

     In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                                  PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed by Old Republic International Corporation (the "Company") or Great West Casualty Company Profit Sharing Plan (the "Plan") with the Securities and Exchange Commission are incorporated herein by reference:

     1. The Company's Annual Report on Form 10-K for the year ended December 31, 1992, as amended under cover of three Forms 8 filed April 30, 1993 (including those portions of the Company's definitive proxy statement for the Annual Meeting of Shareholders held on May 14, 1993 which are incorporated by reference in such Annual Report on Form 10-K).

     2. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1993, June 30, 1993 and September 30, 1993.

     3. The Plan's Annual Report on Form 11-K for the year ended December 31, 1992.

     4. The description of the Company's capital stock contained in the Company's Registration Statement on Form 8-A filed on August 29, 1990, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Company or the Plan pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the effective date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.


Item 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

     The validity of the shares of Common Stock and participating interests offered under the Plan has been passed upon by Spencer LeRoy III, Senior Vice President, Secretary and General Counsel of the Company. As of December 31, 1993, Mr. LeRoy beneficially owned 2,538 shares of Common Stock of the Company and had 7,500 shares exercisable within 60 days under options previously granted to him by the Company.

Item. 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law contains provisions under which corporations organized thereunder are permitted or required in certain circumstances to indemnify directors, officers and others against certain liabilities and permitted to maintain insurance to cover such liabilities and liabilities against which such corporations may not directly indemnify such persons. Article Thirteenth of the Restated Certificate of Incorporation of the registrant grants indemnification to such persons to the extent permitted by Delaware law and authorizes the purchase of such insurance. Pursuant to the foregoing provisions, the registrant maintains policies of insurance for its directors and certain of its officers.

     Article Seventeenth of the Restated Certificate of Incorporation of the registrant eliminates the liability of the registrant's directors for monetary damages for breach of fiduciary duty as a director except where a director breaches his duty of loyalty to the registrant and its stockholders, fails to act in good faith or engages in intentional misconduct or a knowing violation of law, authorizes the payment of a dividend or stock repurchase which is illegal under Section 174 of the Delaware General Corporation Law or obtains an improper personal benefit.

     In addition, the registrant has entered or will enter into an Indemnity Agreement with each of its directors and certain officers. Under the provisions of the Indemnity Agreement, the registrant agrees with some limitations, to indemnify directors and officers against all expenses of investigations, judicial or administrative proceedings or appeals, whether threatened, pending or completed, amounts paid in settlement, attorneys' fees and, in third party proceedings, judgments and fines, actually and reasonably incurred in the defense or settlement of a civil, criminal or administrative proceeding if the officer or director acted in good faith in a manner which he believed to be in, or not opposed to, the best interests of the registrant.


Item 8.   EXHIBITS

  4 Instruments defining the rights of security holders, including indentures.

  (A) *Certificates of Designations, as amended, with respect to Series A Preferred Stock, Series B, Series C, Series D Cumulative
          Convertible Preferred Stock, Series E Convertible Preferred Stock, Series F Convertible, Exchangeable Preferred Stock, Series G Convertible Preferred Stock and Series H Cumulative Preferred Stock. (Exhibit 4A to Registrant's Annual Report on Form 10-K for 1991).

  (B) *Form of Indenture dated June 1, 1985 between Old Republic International Corporation and Morgan Guaranty Trust Company of New York, as Trustee, regarding the 11-1/2% Sinking Fund Debentures due 2015 (Exhibit 4.3 to Form S-3 Registration Statement No. 2-98167).


  (C) *Form of Indenture dated as of January 15, 1988 between Old Republic International Corporation and Morgan Guaranty Trust Company of New York, as Trustee, regarding the 10% Sinking Fund Debentures due 2018 (Exhibit 4D to Registrant's Annual Report on Form 10-K for 1987).

  (D) *Agreement to furnish certain long term debt instruments to the Securities & Exchange Commission upon request (Exhibit 4(D) to Form 8 dated August 28, 1987).

  (E) *Rights Agreement dated as of June 26, 1987 between Old Republic International Corporation and Morgan Shareholder Services Trust Company (Exhibit 4 to Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1987).

  (F) *Form of Indenture dated as of December 1, 1988 between Old Republic International Corporation and Wilmington Trust Company, as Trustee, regarding the 8% Convertible Subordinated Debentures due June 1, 2015 (Exhibit 4(F) to Registrant's Annual Report on Form 10-K for 1988).

  (G) *Form of Indenture dated as of August 15, 1992 between Old Republic International Corporation and Wilmington Trust Company, as Trustee, regarding the 5-3/4% Convertible Subordinated Debentures due August 15, 2002 (Exhibit 4(G) to Registrant's Annual Report on Form 10-K for 1992).


  5(a) Opinion of Spencer LeRoy III as to the validity of the securities being registered.

  5(b)    Internal Revenue Service determination letter dated May 3, 1989.

 10       Great West Casualty Company Profit Sharing Plan.

 23(a) Consent of Coopers & Lybrand, independent certified public accountants.

 23(b)    Consent of Spencer LeRoy III (included as part of Exhibit 5).

 24 *Powers of Attorney except for Mr. Popp and Mr. White (Exhibit 25 to Registrant's Annual Report on Form 10-K for 1992).

 24       Powers of Attorney for Mr. Popp and Mr. White.

 28 *Consolidated Schedule P (Exhibit 29 to Registrant's Annual Report on Form 10-K for 1992).


____________
  *  Exhibit incorporated herein by reference.


          The Registrant has submitted the Plan to the Internal Revenue Service ("IRS") and undertakes to submit any amendment thereto to the IRS in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.



Item 9.   UNDERTAKINGS


          The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:


          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;


          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;


          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                    Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3)  To  remove  from  registration   by  means  of  a  post-effective
          amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described in
Item 6 above, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago and State of Illinois on the 13th day of January, 1994.


                                OLD REPUBLIC INTERNATIONAL CORPORATION



                                By_____________________________________
                                              A. C. Zucaro, President


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the 13th day of January, 1994.


   Signature                          Title


______________________________    Chairman of the Board,
  A. C. Zucaro                         President, Chief Executive
                                       Officer and Director


______________________________   Chief Financial Officer and
 Paul D. Adams                        Principal Accounting Officer


Anthony F. Colao*                     Director and Senior Vice
                                      President


John C. Collopy*                      Director and Chairman of
                                      Founders Title Group, Inc.


Jimmy A. Dew*                         Director and Executive Vice
                                      President of Republic Mortgage
                                        Insurance Company


Darrel M. Holt*                       Director

Kurt W. Kreyling*                     Director


Peter Lardner*                        Director and President of
                                      Bituminous Casualty Corp.


Wilbur S. Legg*                       Director


John W. Popp*                         Director


William A. Simpson*                   Director and President of
                                      Republic Mortgage Insurance
                                      Company


Arnold L. Steiner*                    Director


William R. Stover*                    Director


David Sursa*                          Director


William White*                        Director





*By:____________________________________
     A. C. Zucaro, Attorney-In-Fact
     Pursuant to a power of attorney



     Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South Sioux City, State of Nebraska on January 13, 1994.


Great West Casualty Company Profit Sharing Plan



By:_________________________________________
     Michael P. Krehbiel

                             INDEX TO EXHIBITS



Exhibit No.                          Description                       Page


   4           Instruments defining the rights of
               security holders, including
               indentures.

   (A) *Certificates of Designations, as amended, with respect to Series A Preferred Stock, Series B, Series C, Series D Cumulative Convertible Preferred Stock, Series E Convertible Preferred Stock, Series F Convertible, Exchangeable Preferred Stock, Series G Convertible Preferred Stock and Series H Cumulative Preferred Stock
               (Exhibit 4A to Registrant's Annual Report on Form 10-K for 1991).

   (B) *Form of Indenture dated June 1, 1985 between Old Republic International Corporation and Morgan Guaranty Trust Company of New York, as Trustee, regarding the 11-1/2% Sinking Fund Debentures due 2015 (Exhibit 4.3 to
               Form S-3 Registration Statement No. 2-98167).

   (C) *Form of Indenture dated as of January 15, 1988 between Old Republic International Corporation and Morgan Guaranty Trust Company of New York, as Trustee, regarding the 10% Sinking Fund Debentures due 2018 (Exhibit 4D to Registrant's Annual Report on Form 10-K for 1987).

   (D) *Agreement to furnish certain long term debt instruments to the Securities & Exchange
               Commission upon request (Exhibit 4(D) to Form 8 dated August 28, 1987).

   (E)         *Rights Agreement dated as of June 26,
               1987 between Old Republic International
               Corporation and Morgan Shareholder
               Services Trust Company
               (Exhibit 4 to Registrant's Quarterly Report on Form 10-Q for the quarter ended September
               30, 1987).

                                EXHIBIT LIST



Exhibit No.                          Description

  (F)          *Form of Indenture dated as of December
               1, 1988 between Old Republic International
               Corporation and Wilmington Trust Company, as Trustee, regarding the 8% Convertible
               Subordinated Debentures due June 1, 2015
               (Exhibit 4(F) to Registrant's Annual Report on Form 10-K for 1988).

  (G) *Form of Indenture dated as of August 15, 1992 between Old Republic International Corporation and Wilmington Trust
               Company, as Trustee, regarding the 5-3/4% Convertible Subordinated Debentures due August 15, 2002 (Exhibit 4(G) to Registrant's Annual Report on Form 10-K for 1992).

 5(a) Opinion of Spencer LeRoy III as to the validity of the securities being registered.

 5(b)          Internal Revenue  Service determination letter dated  May 3,
               1989.

 10            Great West Casualty Company Profit Sharing Plan

 23(a) Consent of Coopers & Lybrand, independent certified public accountants.

 23(b)         Consent of  Spencer LeRoy III  (included as part  of Exhibit
               5).

 24(a) *Powers of Attorney except for Mr. Popp and Mr. White (Exhibit 25 to Registrant's Annual Report on Form 10-K for
               1992).

 24(b)         Powers of Attorney for Mr. Popp and Mr. White.

 28 *Consolidated Schedule P (Exhibit 29 to Registrant's Annual Report on Form 10-K for 1992).


___________

  * Exhibit incorporated herein by reference.

                                     Exhibit 5(a)

OLD REPUBLIC International Corporation
   307 North Michigan Avenuye
   Chicago, Illinois




                                     January 13, 1994


Old Republic International Corporation
307 North Michigan Avenue
Chicago, Illinois 60601


               RE: Registration Statement on Form S-8


Gentlemen:

     I am Senior Vice President, Secretary and General Counsel of Old Republic International Corporation, a Delaware corporation (the "Company"). This opinion is rendered in connection with the Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the "Commission") relating to the registration of 23,983.358 shares of the Company's Common Stock, $1.00 par value per share (the "Shares"), and participating interests ("Participations") pursuant to the terms of the Great West Casualty Company Profit Sharing Plan (the "Plan"). In this connection, I have examined originals or copies identified to my satisfaction of such documents, corporate and other records, certificates and other papers as I deemed necessary to examine for purposes of this opinion, including but not limited to the Restated Certificate of Incorporation and By-laws of the Company, as amended, resolutions of the board of directors of the Company, and the Plan.

     It is my opinion that the Shares and Participations, when issued pursuant to the Plan will be legally issued, and that the Shares, when issued pursuant to the Plan, will be fully paid and non-assessable.

     I consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to my name under "Interests of Named Experts and Counsel" in the Registration Statement and under "Legal Opinions" in the related Prospectus.

                                     Very truly yours,



                                     Spencer LeRoy III
                                     Senior Vice President,
                                     Secretary and General Counsel

WJD:bm

                                     EXHIBIT 5(B)

Internal Revenue Service
District Attorney

P.O. BOX A-3617 DPN20-6
CHICAGO, IL 60690
                                     Employer Identification Number:
Date:  MAY 03, 1989                  47-6024508
                                     File Folder Number
                                     470000079

GREAT WEST CSASUALTY COMPANY AND
 OTHER PLAN EMPLOYERS                Person to Contact:
C/O JP MULHERN                       TECHNICAL SCREENER
MCDERMOTT WILL & EMERY               Contact Telephone Number:
111 WEST MONROE STREET               (312) 435-1040
CHICAGO, IL 60603                    Plan Name:
                                     PROFIT SHARING PLAN

                                     Plan Number: 001

Dear Applicant:

     Based   on  the  information  supplied,   we  have  made  a  favorable
determination  on your  application  identified above.    Please keep  this
letter in your permanent records.

     Continued qualification of the plan will depend on its effect in operation under its present form. (See section 1.401-l(b)(3) of the Income Tax Regulations.) The status of the plan in operation will be reviewed periodically.

     The enclosed document describes the impact of Notice 86-13 and some events that could after you receive this letter that would automatically nullify it without specific notice from us. The document also explains how operation of the plan may affect a favorable determination letter, and contains information about filing requirements.

     This letter relates only to the status of your plan under the Internal
Revenue Code.   It  is not  a determination regarding  the effect  of other
Federal or local statues.

     This determination letter is applicable for the amendment(s) adopted on January 21, 1988.

     The form of the plan satisfies those requirements of the Tax Reform Act of 1986 and the other laws, regulations, revenue rulings, and notices listed in section 4.01 of Rev. Proc. 88-42, 1988-85 I.R.B. 27 that are effective for plan years beginning before 1989.

     The information on the enclosed addendum is an integral part of this defemination. Please be sure to read and keep it with this letter.

     We have sent a copy of this letter to your representative as indicated in the power of attorney.

GREAT WEST CSASUALTY COMPANY AND


     If you have any questions concerning this matter, please contact the person whose name and telephone number are shown above.

                                Sincerely yours,


                                /s/ R. S. Wintrode, Jr.

                                R. S. Wintrode, Jr.
                                District Director

Enclosures:
Publication 794
PWBA 515
Addendum

              GREAT WEST CASUALTY COMPANY PROFIT SHARING PLAN
            (As Amended and Restated Effective January 1, 1989)

                             TABLE OF CONTENTS



SECTION I  INTRODUCTION
     1.1    Purpose
     1.2    Effective Date, Plan Year
     1.3    Employers
     1.4    Administration of the Plan
     1.5    Funding of Benefits
     1.6    Plan Supplements

SECTION II  ELIGIBILITY
     2.1    Participation
     2.2    Notice of Participation
     2.3    Leave of Absence
     2.4    Controlled Group Member
     2.5    Leased Employees

SECTION III  PARTICIPANT AFTER-TAX CONTRIBUTIONS
     3.1    General.
     3.2    Amount of Participant After-Tax Contributions
     3.3    Deduction or Payment of Participant After-Tax Contributions
     3.4    Variation of Participant After-Tax Contributions
     3.5    Suspension    and    Resumption   of    Participant   After-Tax
            Contributions
     3.6    Earnings
     3.7    ACP Discrimination Test
     3.8    Correction of Excess Aggregate Contributions - ACP Test

SECTION IV  PARTICIPANT PRE-TAX CONTRIBUTIONS
     4.1    Election of Participant
     4.2    Changes in Pre-Tax Contributions
     4.3    Limitations on Contributions
     4.4    Excess Deferrals
     4.5    ADP Discrimination Test
     4.6    Correction of Excess Contributions  - ADP Test
     4.7    Multiple Use Test - ACP/ADP Test

SECTION V  EMPLOYER CONTRIBUTIONS
     5.1    Pre-Tax Contributions
     5.2    Matching Contributions
     5.3    Discretionary Employer Contributions
     5.4    Payment of Employer Contributions
     5.5    Verification of Employer Contributions
     5.6    No Interest in Employers

SECTION VI LIMITATIONS ON ALLOCATIONS
     6.1    General
     6.2    Correction
     6.3    Defined Benefit Plans

SECTION VII  PERIOD OF PARTICIPATION
     7.1    Settlement Date
     7.2    Restricted Participation

SECTION VIII  PROFIT SHARING PLAN COMMITTEE

     8.1    Appointment
     8.2    Secretary
     8.3    Duties
     8.4    Decisions
     8.5    Indemnification
     8.6    Compensation
     8.7    Counsel and Agents
     8.8    Records
     8.9    Successor
     8.10   Information to Be Furnished to Committee
     8.11   Funding Policy
     8.12   Resignations
     8.13   Replacements

SECTION IX  INVESTMENTS AND ACCOUNTING
     9.1    Participants' Accounts
     9.2    Investment Funds
     9.3    Elections by Participants
     9.4    Transfers Between Funds
     9.5    Accounting Dates
     9.6    Adjustment of Participant's Accounts
     9.7    Crediting of Participant and Matching Contributions.
     9.8    Allocation    and    Crediting   of    Discretionary   Employee
            Contributions and Remainders
     9.9    Dividends and Other Allocations
     9.10   Voting of Old Republic Stock; Tender Offers
     9.11   Charging Distributions
     9.12   Statement of Account

SECTION X  PAYMENT OF ACCOUNT BALANCES
     10.1   Retirement or Death
     10.2   Resignation or Dismissal
     10.3   Remainders
     10.4   Manner of Distribution
     10.5   Commencement of Distributions
     10.6   Joint and Survivor Annuity
     10.7   Designation of Beneficiaries
     10.8   Missing Participants or Beneficiaries
     10.9   Facility of Payment

SECTION XI  WITHDRAWALS
     11.1   General
     11.2   Withdrawal of Participant After-Tax Contributions
     11.3   Withdrawal of Participant Pre-Tax Contributions
     11.4   Withdrawals of Other Contributions
     11.5   Accounting.
     11.6   Procedures

SECTION XII  LOANS
     12.1   Availability
     12.2   Limitations.
     12.3   Note and Terms
     12.4   Permissible Conditions
     12.5   Accounting
     12.6   Procedures

SECTION XIII  REEMPLOYMENT

     13.1   Resumption of Participation
     13.2   Reinstatement of Remainder

SECTION XIV  AMENDMENT AND TERMINATION
     14.1   Amendment
     14.2   Termination
     14.3   Vesting and Distribution on Termination
     14.4   Notice of Amendment or Termination
     14.5   Plan Merger, Consolidation, Etc.

SECTION XV  SPECIAL RULES FOR TOP-HEAVY PLANS
     15.1   Purpose and Effect
     15.2   Top-Heavy Plan
     15.3   Key Employees
     15.4   Minimum Vesting
     15.5   Minimum Employer Contribution
     15.6   Aggregation of Plans
     15.7   No Duplication of Benefits
     15.8   Adjustment of Combined Benefit Limitations

SECTION XVI  CLAIMS PROCEDURES
     16.1   Claims Procedure
     16.2   Review Procedure

SECTION XVII  TRANSFER FROM BITCO SAVINGS PLAN
     17.1   Introduction; Purpose
     17.2   Transfer
     17.3   Transfer of Assets

SECTION XVIII  GENERAL PROVISIONS
     18.1   Information Required by Administrator
     18.2   Uniform Rules
     18.3   Review of Benefit Determinations
     18.4   Administrator's Decision Final
     18.5   Additional Employers
     18.6   Action by Employers
     18.7   Waiver of Notice
     18.8   Gender and Number
     18.9   Controlling Law
     18.10  Employment Rights
     18.11  Litigation by Participants
     18.12  Interests Not Transferable
     18.13  Absence of Guaranty
     18.14  Evidence

              GREAT WEST CASUALTY COMPANY PROFIT SHARING PLAN
            (As Amended and Restated Effective January 1, 1989)


     WHEREAS, Great West Casualty Company, a corporation organized under the laws of the State of Nebraska (hereinafter the "company") heretofore had established and maintained a qualified retirement plan to provide retirement benefits for certain of its employees known as the Great West Casualty Company Profit Sharing Plan (the "plan");

     WHEREAS, the company deems it desirable to amend and restate the plan to incorporate changes required by the Tax Reform Act of 1986, Technical and Miscellaneous Revenue Act of 1988 and regulations issued by the Internal Revenue Service.

     NOW THEREFORE, the company hereby restates the Great West Casualty Company Profit Sharing Plan to provide as follows effective January 1, 1989; provided, however, that benefits for an employee that terminated service or retired prior the effective date of this restatement shall be governed under the terms of the plan on the date of such termination or retirement.

                          SECTION I.  INTRODUCTION

A.   Purpose.

     The plan is maintained by the company to allow eligible employees to elect to defer a portion of their compensation pursuant to section 401(k) of the Internal Revenue Code and to enable them to provide for their future security by accumulating funds and sharing in the profits of the employers.

B.   Effective Date, Plan Year.

     The plan was established as of January 1, 1972 and was known as First Greatwest Corporation Employees' Profit Sharing Plan and Trust. The plan was subsequently amended and restated effective January 1, 1976 and again August 1, 1982. The effective date of the amendment and restatement of the plan as set forth herein is January 1, 1989. A "plan year" is the calendar year.

C.   Employers.

     Any subsidiary or affiliate of the company may adopt the plan with the company's consent, as described in subsection 18.5. A "subsidiary" of the company is any corporation more than 50 percent of the voting stock which is owned, directly or indirectly, by the company. An "affiliate" of the company is any corporation more than 50 percent of the voting stock of which is owned, directly or indirectly, by the owner or owners of more than 50 percent of the voting stock of the company. The company and any other subsidiaries or affiliates of company which adopt the plan are referred to collectively as the "employers" and sometimes individually as an "employer." Effective as of January
1, 1994, the employers are:

               Central Data Services, Inc.
               Great West Casualty Company
               Joe Morten & Son, Inc.
               Midwest Insurance, Inc.
               Motor Ways Inc.
               Truckmen's Underwriters Agency, Inc.

D.   Administration of the Plan.

     The plan is administered by the administrator. Prior to January 1, 1994, the administrator shall be the individual trustees (the "trustees") appointed by the company. Effective January 1, 1994, the administrator shall be the profit sharing plan committee appointed pursuant to Section VIII hereof. The administrator from time to time may adopt such rules and regulations as may be necessary or desirable for the proper and efficient administration of the plan and as are consistent with the terms of the plan.

E.   Funding of Benefits.

     Funds contributed under the plan are held and invested, until distribution, by the trustees in accordance with the terms of a trust agreement between the company and the trustees which implements and forms a part of the plan. Assets held by the trustees are to be invested under a group annuity contract issued by Connecticut General Life Insurance Company (the "insurance company"). Copies of the plan and trust agreement, and any amendments thereto, will be on file with the trustees where they may be examined by any participant or other person entitled to benefits under the plan. The provisions of and benefits under the plan are subject to the terms and provisions of the trust agreement.

F.   Plan Supplements.

     The provisions of the plan may be modified by supplements to the plan. The terms and provisions of each supplement are a part of the plan and supersede the provisions of the plan to the extent necessary to eliminate inconsistencies between the plan and the supplement.

                          SECTION I.  ELIGIBILITY

A.   Participation.

     1. Each employee of an employer who is a participant in the plan immediately preceding December 31, 1989 will continue as a participant on and after that date.

     2. Beginning January 1, 1989, each other employee of an employer will become a participant in the plan on the first June 30 or December 31 on which he meets both of the following requirements:

            a. he has attained age 21 years; and

            b. he has completed 1,000 hours  of service during the 12-month period commencing on his date of hire or during a plan year.

An "hour of service" means each hour for which an employee is directly or indirectly paid or entitled to payment by an employer for the performance of duties and for reasons other than the performance of duties including each hour for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by an employer or controlled group member, determined and credited in accordance with Department of Labor Reg. Section 2530.200b-2(b) and (c). Service with an entity that is a controlled group member (but only service with such entity after it became a controlled group member) shall be treated as service with an employer for all purposes under the plan except subsection 9.8(b). The administrator may in its discretion give credit under the plan for service with an entity prior to the date on which it became a controlled group member provided that such prior service credit does not violate section 401(a)(4) of the Code.

     3. Beginning January 1, 1993, each other employee of an employer will become a participant in the plan on the December 31 following the later of the first day he completes an hour of service (his date of hire) or his 21st birthday.

B.   Notice of Participation.

     The administrator will notify each employee of the date on which he becomes eligible for plan participation. An eligible employee may become a participant in the plan by signing and filing an enrollment application and a salary reduction authorization with the administrator at such time and in such form as the administrator determine.

C.   Leave of Absence.

     A leave of absence will not interrupt continuity of service or participation in the plan. A "leave of absence" for plan purposes means an absence from work which is not treated by the employers as a termination of employment or which is required by law to be treated as a leave of absence. Leaves of absence will be granted under rules established by the employers applied uniformly to all employees similarly situated. In the case of a maternity or paternity absence (as defined below) which commences on or after January 1, 1985, an employee shall be credited, for the plan year in which he otherwise would have incurred a one-year break in service as defined in subsection 10.3 (and solely for purposes of determining whether such a break in service has occurred), with the hours of service which normally would have been credited to him but for such absence (or, if the administrator is unable to determine the hours which would have been so credited, 8 hours for each work day of such absence), but in no event more than 501 hours for any one absence. A "maternity or paternity absence" means an employee's absence from work because of the pregnancy of the employee or birth of a child of the employee, the placement of a child with the employee in connection with the adoption of such child by the employee, or for purposes of caring for the child immediately following such birth or placement. The administrator may require the employee to furnish such information as the administrator considers necessary to establish that the employee's absence was for one of the reasons specified above.

D.   Controlled Group Member.

     A "controlled group member" means:

     1. any corporation which is not an employer but is a member of a controlled group of corporations (within the meaning of section 1563(a) of the Internal Revenue Code (the "Code"), determined without regard to sections 1563(a)(4) and 1563(e)(3)(C) thereof) which contains an employer;

     2. any trade or business (whether or not incorporated) which is under common control with an employer
            (within the meaning of section 414(c) of the Code);

     3. any organization (whether or not incorporated) which is part of an affiliated service group with an employer (within the meaning of section 414(m) of the Code); or

     4. any other entity required to be aggregated with an employer pursuant to Code section 414(o).

However, "controlled group member" shall not include any corporation or unincorporated trade or business prior to the date on which such corporation, trade or business satisfies the affiliation or control tests of (a), (b), (c), or (d) above.

E.   Leased Employees.

     Notwithstanding anything herein to the contrary, neither leased employees nor temporary employees (as defined below) shall be eligible to participate in the plan. A "leased employee" means any person who is not an employee of the employer, but who has provided services to the employer of a type which have historically (within the business field of the employer) been provided by employees, on a substantially full-time basis for a period of at least one year, pursuant to an agreement between the employer and a leasing organization. The period during which a leased employee performs services for the employer shall be taken into account for purposes of subsections 2.1 and 10.2 of the plan; unless (i) such leased employee is a participant in a money purchase pension plan maintained by the leasing organization that provides a non-integrated employer contribution rate of at least 10 percent of compensation, immediate participation for all employees (except for those individuals who perform substantially all of their services for the leasing organization or whose compensation is less than $1,000 in each plan year during the 4-year period ending with the plan year) and full and immediate vesting, and (ii) leased employees do not constitute more than 20 percent of the company's nonhighly compensated workforce. A temporary employee is any employee hired by an employer who is expected to be released upon a certain date or upon completion of certain specified pre-determined conditions of employment, and who is classified on the records of the employer as a temporary employee.

              SECTION II.  PARTICIPANT AFTER-TAX CONTRIBUTIONS

A.   General.

     A   participant  may,   but  is   not  required  to,   make  after-tax
contributions to this plan on the terms stated below subject to any limitations contained in the plan. Such contributions shall be called "participant after-tax contributions".

B.   Amount of Participant After-Tax Contributions.

     (a) Subject to limitations of subsections 3.7, 4.5 and Section VII, a participant may elect to make participant after-tax contributions under the plan to be credited to his after-tax contributions account for any plan year, beginning with the plan year in which he becomes a participant, in an amount not more than ten percent of his earnings (as defined in subsection 3.6) for that year.

     (b) A participant making participant after-tax contributions also may elect to make additional participant after-tax contributions in excess of those permitted under the preceding sentence, but only to the extent that the aggregate amount of participant after-tax contributions made by him since he became a participant in the plan does not exceed ten percent of his aggregate earnings for plan years in which he has been a participant in the plan.

     (c) Each such election by a participant under this subsection must be in writing and filed with his employer at such time and in such form as the employer determines.

C.   Deduction or Payment of Participant After-Tax Contributions.

     Participant after-tax contributions may be made by lump sum payment at any time during the plan year; provided, however, that any such lump sum payment after December 31, 1993, shall not be less than $1,000. Participant after-tax contributions also may be made by regular payroll deductions (in an amount not less than two percent of earnings); provided, however, that no such contributions can be made by payroll deduction after December 31, 1993. A participant's participant after-tax contributions made by payroll deduction will be paid to the trustee within thirty days after the end of the month in which the deductions were made.

D.   Variation of Participant After-Tax Contributions.

     A participant may elect during each plan year, as of the election date specified by the administrator, to change his contribution rate for future participant after-tax contributions within the limits specified in subsection 3.2 above by filing a written request to do so with his employer at least fifteen days in advance of the date on which the election is to take effect.

E.   Suspension and Resumption of Participant After-Tax Contributions.

     A participant may elect at any time to suspend his participant after-tax contributions made by payroll deduction by filing a written request to do so with his employer at least fifteen days in advance of the date on which the election is to take effect. If a participant shall become absent from employment on account of a leave of absence, his participant after-tax contributions shall be suspended effective as of the date payment of his earnings ceases and until payment of his earnings is resumed. A participant who has elected to suspend contributions pursuant to this subsection may subsequently elect (but not sooner than three months after the date such contributions were last suspended) to resume payroll deductions of participant after-tax contributions by filing a written request to do so with his employer at least fifteen days in advance of the date on which the election is to take effect.

F.   Earnings.

     A participant's "earnings" for any year shall mean the total salary, overtime pay, and cash bonuses that are paid to him by an employer for services rendered by him to the employer and subject to tax under section 3101(a) of the Code (but without the dollar limitation of section
3121(a)(1) of the Code) plus contributions made on behalf of the participant pursuant to the participant's salary reduction agreement under any plan sponsored by an employer which plan meets the requirements of either sections 401(a) and 401(k) of the Code or section 125 of the Code.

     The earnings of a employee for any plan year beginning on or after January 1, 1989 for determining benefits under the plan shall not exceed $200,000 ($150,000 for plan years beginning after 1993), as adjusted by the Secretary of Treasury to take into account cost-of-living increases under Code sections 401(a)(17) and 415(d). In determining the earnings of an employee for purposes of this limitation, the rules of Code section

414(q)(6) shall apply, except in applying such rules, the term "family" shall include only the spouse of the participant and any lineal descendants of the participant who have not attained age 19 before the close of the year. If, as a result of the application of such rules the adjusted dollar limitation is exceeded, then the limitation shall be prorated among the affected individuals in proportion to each such individual's earnings determined under this subsection 3.6 prior to the application of this limitation.

G.   ACP Discrimination Test.

     Pre-tax contributions to this plan for any plan year shall not exceed the maximum amount permitted under Code section 401(m)(2) and Treasury
Regulation 1.401(m)-1(b)(2) of the regulations thereunder. These provisions are incorporated herein by reference and generally require that:


     1. the ACP for eligible highly compensated employees not exceed that of all other eligible employees by more than two percentage points, and that the ACP for eligible highly compensated employees be not more than that of all other eligible employees multiplied by 2.0; or

     2. the ACP of eligible highly compensated employees not exceed that of the other eligible employees multiplied by 1.25.

     The "ACP" of a group of eligible employees for a plan year means the average of the ratios (determined separately for each eligible employee in such group) of: (i) the participant after-tax contributions credited to each such eligible employee's account (as described in subsection 9.1) under this plan for such plan year; to (ii) the eligible employee's earnings (as defined in subsection 3.6) for such plan year. For purposes of the preceding sentence, in computing the ACP for any eligible employee who is a highly compensated employee and who is eligible to have employee after-tax or employer matching contributions other than qualified matching contributions allocated to his accounts under two or more plans maintained by the employer and described in sections 401(a) or 401(k) of the Internal Revenue Code, the employee after-tax and employer matching contributions credited to such highly compensated employee's accounts under all such plans shall be aggregated.

     For purposes of applying the limitations on contributions described in this subsection 3.7 and subsection 4.5, a "highly compensated employee" means any present or former eligible employee who, during the current or immediately preceding plan year:

     (A) was a 5 percent owner of the employer or a controlled group member;

     (B) received annual compensation from the employer and/or controlled group member of more than $75,000 (or such greater amount as may be determined by the Commissioner of Internal Revenue for that year);

     (C) received annual compensation from the employer and/or controlled group member of more than $50,000 (or such greater amount as may be determined by the Commissioner of Internal
            Revenue for that year) and was in the top-paid 20% of the employees; or

     (D) was an officer of the employer and/or controlled group member receiving annual compensation greater than 50% of the limitation in effect under section 415(b)(1)(A) of the Internal Revenue Code; provided, that for purposes of this subparagraph
            (D), no more than 50 employees of the employer (or if lesser, the greater of 3 employees or 10 percent of the employees) shall be treated as officers.


H.   Correction of Excess Aggregate Contributions - ACP Test.

     The administrator shall, to the extent necessary to meet the requirements of subsection 3.7, on or before March 15 following the end of the plan year, but in no event later than the close of the following plan year, distribute excess aggregate contributions (participant after-tax contributions in excess of the limitations of subsection 3.7) to highly compensated employees together with any income and minus any loss allocable to such excess aggregate contributions for the year of contribution, beginning with the highest ACPs until either such requirements are satisfied or the next highest ACP of a highly compensated employee is reached. This process shall continue until the plan conforms to the requirements described in subsection 3.7. However, if a highly compensated employee's ACP is determined by use of the family aggregation rules under Code 414(q)(6) and if such ACP must be reduced pursuant to Treasury Regulation 1.401(m)-1(e)(2), such highly compensated employee's ACP shall be reduced by allocating the excess contributions for the family group among the family members in proportion to each family member's matching contributions.